Independent auditors' consent
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The board of trustees and shareholders
AXP Sector Series, Inc.
    AXP Utilities Fund



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    August 20, 2003